Exhibit 10(ii)(a)

SECURITIES PURCHASE AGREEMENT

Dated June 22, 2005

The parties to this agreement are ComCam International, Inc., a Delaware corporation (the “Company”), ComCam, Inc., a Delaware corporation (the “Parent”), and ACC Investors, LLC, a Delaware limited liability company (the “Purchaser”).

Simultaneously with the execution and delivery of this agreement, (a) the Purchaser is lending the Company $1,100,000, and (b) the Company is issuing to the Purchaser (a) a convertible secured promissory note dated the date of this agreement in the principal amount of $1,100,000 in the form of exhibit A (the “Note”) and (b) warrants to purchase shares of the Company’s common stock, par value $.0001 (the “Common Shares”), in the forms of exhibits B-1 and B-2 (“Warrant B-1” and “Warrant B-2", respectively, and, collectively, the “Warrants”).

Accordingly, the parties agree as follows:

Issuance and Sale; Closing; Deliveries.

1.1a.     Issuance and Sale; Closing. At the closing of the transactions contemplated by this agreement (the “Closing”), which is occurring simultaneously with the execution and delivery of this agreement at the offices of G.C. Andersen Partners, LLC, 1330 Avenue of the Americas, New York, New York 10019, at 10:00 a.m. (New York time) on the date of this agreement, the Company is issuing and selling, and the Purchaser is purchasing, the Note and the Warrants.

1.2 Deliveries by the Company. At the Closing, the Company is delivering, or causing to be delivered, to the Purchaser the following:

(a)     a fully executed copy of this agreement;

(b)     a fully executed copy of the Note;

(c)     fully executed copies of the Warrants;

(d)     a fully executed copy of the registration rights agreement dated the date of this agreement between the Company and the Purchaser in the form of exhibit 1.2(d) (the “Registration Rights Agreement”);

(e)     a fully executed copy of a shareholders agreement dated the date of this agreement between Don Gilbreath and the Purchaser in the form of exhibit 1.2(e);

(f)     duplicate copies of non-competition and trade secrets agreements dated the date of this agreement between each individual listed in schedule 1.2(f) and the Company;

(g)     a duplicate copy of an employment agreement dated the date of this agreement between the Company and Don Gilbreath in the form of exhibit 1.2(g);

(h)     the written opinion of special counsel for the Company in the form of exhibit 1.2(h);

(i)     copies of the resolutions of the boards of directors of the Company and the Parent authorizing the execution, delivery, and performance of this agreement, the Note, the Warrants, and the Registration Rights Agreement (collectively, the “Transaction Agreements”), together with a certificate of the secretary of each of the Company and the Parent to the effect that (i) attached are true and correct copies of the Company’s or the Parent’s, as the case may be, certificate of incorporation and bylaws, as in effect at all times on and after the adoption of the resolutions referred to above, (ii) those resolutions were duly adopted and have not been rescinded or amended, (iii) the individuals executing and delivering the Transaction Agreements hold the respective offices set forth beside their respective names, and (iv) the signatures of those officers set forth beside their respective names are their true signatures; and

(j)     certificates of the secretary of state of the state of Delaware as to documents on file in his office with respect to each of the Company and the Parent, and the good standing of each of the Company and the Parent.

1.3.     Deliveries by the Purchaser. At the Closing, the Purchaser is delivering to the Company fully executed copies of this agreement and the Registration Rights Agreement, and is paying the Company, by wire transfer of immediately available funds, $1,100,000.

2.     Use of Proceeds. The Company shall use the proceeds from the issuance and sale of the Note and the Warrants (a) to pay G.C. Andersen Partners, LLC (or its designee) $50,000 as a closing fee, (b) to pay all principal and accrued interest on the note payable to Paul Higbee in the principal amount of $35,000, (c) to pay Edward W. Kerson, Esq. $40,000 in respect of his fees and expenses for services rendered to the Purchaser in connection with the transactions contemplated by this agreement, (d) to pay the other expenses incurred in connection with the transactions contemplated by this agreement set forth in schedule 2, and (d) for general working capital purposes.

3.     Representations and Warranties of the Company and the Parent. The Company and the Parent jointly and severally represent and warrant to the Purchaser as follows:

3.1 Existence; Qualification; Subsidiaries. Each of the Company and the Parent is a corporation validly existing and in good standing under the law of the state of Delaware, and has full corporate power and authority to conduct its business and own and operate its properties as now conducted, owned, and operated. The Company and the Parent have delivered to the Purchaser true, correct, and complete copies of the certificate of incorporation and by-laws of each of the Company and the Parent, in each case as amended through the date of this agreement. Each of the Company and the Parent is licensed or qualified as a foreign corporation and is in good standing in each jurisdiction where it is required to be so licensed or qualified, except where the failure to be so licensed or qualified would not materially and adversely affect it. The Company is the only subsidiary of the Parent, and the Company has no subsidiaries. The Parent owns all the outstanding capital stock of the Company, free and clear of any adverse claim, and no party has any right to acquire any such capital stock (or other equity interest). Neither the Company nor the Parent owns any capital stock or other securities of, or has made any other investment in, any other entity, except for the Parent’s ownership of the capital stock of the Company.

3.2 Authorization and Enforceability; Issuance of Common Shares

(a)     Each of the Company and the Parent has the full power and authority and has taken all required corporate and other action necessary to permit it to execute, deliver, and perform the Transaction Agreements to which it is a party, and none of those actions will violate any provision of its certificate of incorporation or by-laws or any applicable law, regulation, order, or judgment, or result in the breach of, or constitute a default (or an event that, with notice or lapse of time or both, would constitute a default) under, any agreement, instrument, or understanding to which it is a party or by which it is bound. Each Transaction Agreement constitutes a legal, valid, and binding obligation of the Company or the Parent, as the case may be, enforceable against the Company or the Parent, as the case may be, in accordance with its terms, except to the extent limited by applicable bankruptcy, insolvency, reorganization, moratorium, and similar laws of general application related to the enforcement of creditor’s rights generally and general principles of equity.

(b)     The Common Shares issuable upon conversion of the Note, in lieu of interest payable in United States dollars under the Note, upon exercise of the Warrants and pursuant to section 5.7 of this agreement have been duly reserved for issuance upon conversion of the Note, upon issuance in lieu of payment of interest in United States dollars under the Note, upon exercise of the Warrants, or upon issuance pursuant to section 5.7 of this agreement, as the case may be, and, when so issued, will be duly authorized, validly issued and outstanding, fully paid, and nonassessable.

(c)     No issuance or delivery of Common Shares referred to in section 3.2(b) is or will be subject to any preemptive right of any person or entity or to any right of first refusal or other similar right in favor of any person or entity.

3.3 Capitalization. As of the date of this agreement, the authorized capital stock of the Company is comprised of 100,000,000 Common Shares and 2,000,000 shares of preferred stock, $.0001 par value (the “Preferred Shares”). As of the date of this agreement, 5,770,980 Common Shares are outstanding, and no Preferred Shares are outstanding. The Parent is the only record or beneficial owner (as determined in accordance with the rules under section 13(d) of the Securities and Exchange Act of 1934 (the “Exchange Act”)) of Common Shares immediately before the transactions contemplated by this agreement. All the Company’s outstanding Common Shares are validly issued, fully paid, and nonassessable and have been issued in compliance with all applicable laws. Except as set forth in schedule 3.3, neither the Company nor the Parent has granted or issued any options, convertible securities, warrants, phantom stock, stock appreciation rights, preemptive rights, rights of first offer, rights of first refusal, antidilution rights, registration rights, or commitments of any kind relating to any issued or unissued shares of capital stock (or other equity interests) of the Company that are outstanding or in effect, other than as provided in the Transaction Agreements.

3.4 Private Sale; Voting Agreements. Subject to the accuracy of the Purchaser’s representations and warranties in this agreement, neither the offer, nor the sale, nor the issuance of any securities pursuant to any of the Transaction Agreements requires or will require registration under the Securities Act of 1933 (the “Securities Act”) or any state securities laws.

3.5 Disclosure. The Parent’s Annual Report on Form 10-KSB/A for the fiscal year ended December 31, 2004 filed with the Securities Exchange Commission (the “SEC”) on or about May 19, 2005, the Parent’s Quarterly Report on Form 10-QSB for the fiscal quarter ended March 31, 2005 filed with the SEC on or about May 23, 2005, and the Parent’s Offering Circular under Regulation E under the Securities Act filed with the SEC on or about January 10, 2005 (the “Offering Circular”) (collectively, the “SEC Filings”) comply with all applicable requirements of the Exchange Act and the Securities Act in all material respects, do not contain any untrue statement of a material fact, and do not omit to state a material fact necessary in order to make the statements made, in the light of the circumstances under which they were made, not misleading. Attached as schedule 3.5 are the financial statements of the Company as of the dates and for the periods indicated in schedule 3.5. The financial statements (together with the notes to the financial statements) included in the SEC Filings and the liability sections of the balance sheets included in schedule 3.5 (the financial statements included in the SEC Filings and the liability sections of such balance sheets, collectively, the “Financial Statements”) are in accordance with the books and records of the Parent and the Company. The Financial Statements included in the SEC Filings fairly present the consolidated financial condition and consolidated results of operations of the Parent and the Company as of the dates and for the periods indicated, in accordance with generally accepted accounting principles consistently applied. The liability sections of the balance sheets included in schedule 3.5 set forth the liabilities of the Company as of the dates indicated, in accordance with generally accepted accounting principles consistently applied. Any projections included in the Disclosure Materials are based on the reasonable expectations of the Company’s management.

3.6 Absence of Certain Changes

(a)     Except as set forth in schedule 3.6, since March 31, 2005, the Company has not:

    (i)        incurred any liabilities, other than current liabilities incurred, or obligations under contracts entered into, in the ordinary course of business and consistent with past practice;

    (ii)        paid, discharged, or satisfied any claim, lien, or liability, other than any claim, lien, or liability (A) reflected or reserved against on the Company’s balance sheet as of March 31, 2005 included in the Financial Statements (the “Current Balance Sheet”) and paid, discharged, or satisfied in the ordinary course of business and consistent with past practice since the date of the Current Balance Sheet, or (B) incurred and paid, discharged, or satisfied since the date of the Current Balance Sheet in the ordinary course of business and consistent with past practice;

    (iii)        sold, leased, assigned, or otherwise transferred any of its assets or services, tangible or intangible (other than sales in the ordinary course of business and consistent with past practice);

    (iv)        permitted any of its assets, tangible or intangible, to become subject to any lien, security interest, or other charge or encumbrance (other than any Permitted Lien);

    (v)        written off as uncollectible any accounts receivable;

    (vi)        terminated or amended, or suffered the termination or amendment of, other than in the ordinary course of business and consistent with past practice, or failed to perform in all material respects, all its obligations, or suffered or permitted any material default to exist under, any material agreement, license, or permit;

    (vii)        suffered any damage, destruction, or loss of tangible property (whether or not covered by insurance) that, in the aggregate, exceeds $1,000;

    (viii)        made any loan to any person or entity (other than advances to employees in the ordinary course of business and consistent with past practice that do not exceed $5,000 in the aggregate);

    (ix)        canceled, waived, or released any debt, claim, or right in an amount or having a value exceeding $1,000;

    (x)        paid any amount to, or entered into any agreement, arrangement, or transaction with, any affiliate (including its officers, directors, and employees), other than payments of salary and benefits to employees in the ordinary course of business and consistent with past practice;

    (xi)        declared, set aside, or paid any dividend or distribution with respect to its capital stock, redeemed, purchased, or otherwise acquired any of its capital stock, or made, or agreed to make, any other payment of any kind to the Parent;

    (xii)        other than in the ordinary course of business and consistent with past practice, granted any increase in the compensation of any officer or employee or made any other change in employment terms of any officer or employee;

    (xiii)        issued or agreed to issue any securities of any kind, whether or not pursuant to agreements or rights existing on or before December 31, 2004, except pursuant to the Transaction Agreements;

    (xiv)        made any change in accounting or cash management practices;

    (xv)        suffered or caused any other occurrence, event, or transaction outside the ordinary course of business; or

    (xvi)        agreed, in writing or otherwise, to any of the foregoing.

(b)     Since the date of the Current Balance Sheet, there has been no material adverse change in the Company or its business, excluding operating losses of not more than $20,000 through the date of this agreement.

(c)     Since the date of the Current Balance Sheet Date, the Parent has not engaged in any business activities, except for the ownership of the Common Shares and financing and administrative activities.

3.7 Litigation. Except as set forth in the SEC Filings, as of the date of this agreement, no claim, suit, proceeding, or investigation is pending or, to the knowledge of the Company and the Parent, threatened against or affecting the Company or the Parent, or, to the knowledge of the Company and the Parent, is pending or threatened against any officer or director of the Company or the Parent.

3.8 Licenses, Compliance with Law, Other Agreements. Each of the Company and the Parent has all material franchises, permits, licenses, and other rights to allow it to conduct its business and is not in violation, in any material respect, of any order or decree of any court, or of any law, order, or regulation of any Governmental Agency, or of the provisions of any material contract or agreement to which it is a party or by which it is bound, and neither the Transaction Agreements nor the transactions contemplated by the Transaction Agreements will result in any such violation. The Company’s and the Parent’s businesses have been conducted in compliance in all material respects with all applicable laws, rules, and regulations (including, without limitation, all applicable securities laws).

3.9 Third-Party Approvals. Neither the Company nor the Parent is required to obtain any order, consent, approval, or authorization of, or to make any declaration or filing with, any Governmental Agency or other third party (including under any state securities or “blue sky” laws) in connection with the execution, delivery, and performance of the Transaction Agreements.

3.10 No Undisclosed Liabilities. Neither the Company nor the Parent has any liabilities or obligations, whether actual or contingent, except (a) as disclosed in schedule 3.10 or on the face of the Financial Statements, (b) those set forth in or referred to as such in a schedule to this agreement, (c) those incurred in the ordinary course of business and consistent with past practice since the date of the Current Balance Sheet and that will not have a material adverse effect on the Company or the Parent, or (d) those under agreements, written or oral, set forth in a schedule to this agreement or not required to be set forth in a schedule to this agreement

3.11 Tangible Assets. The Company owns or leases all tangible assets used or reasonably necessary in connection with the conduct of its business. All material tangible assets owned or leased by the Company are free from any liens, security interests, or other charges or encumbrances (other than Permitted Liens), except as set forth in schedule 3.11, and are free from any material defects, have been maintained in accordance with normal industry practice and any regulatory standard or procedure to which such assets are subject, are in good operating condition and repair (subject to normal wear and tear), and are suitable for the purposes for which such assets are used or proposed to be used, other than liens, security interests, other charges and encumbrances, defects, and wear and tear that, in the aggregate, could not be expected to have a material adverse effect on the Company.

3.12 Real Estate. The Company does not own any real estate.

3.13 Intellectual Property.

(a)     Schedule 3.13(a) sets forth a true, complete, and correct list of all the following that are owned by the Company or used by the Company in the conduct of its business (excluding any Intellectual Property that is commercially available “off-the-shelf”):

    (i)        patented or registered Intellectual Property and pending patent applications or other applications for registration of Intellectual Property;

    (ii)        unregistered trademarks, unregistered service marks, trade names, corporate names, and Internet domain names;

    (iii)        material unregistered copyrights; and

    (iv)        computer software.

(b)     Except as set forth in schedule 3.13(b):

    (i)        the Company owns and possesses all right, title, and interest in and to all the Intellectual Property set forth in schedule 3.13(a) and owns and possesses all right, title, and interest in and to, or has a valid and enforceable license to, all other Intellectual Property necessary for the operation of the Company’s business as presently conducted and as presently proposed to be conducted (all the Intellectual Property referred to in this section 3.13(b)(i), collectively, the “Company Intellectual Property”);

    (ii)        the Company Intellectual Property is not subject to any liens, security interests, or other charges or encumbrances (other than Permitted Liens), and is not subject to any restrictions or limitations regarding use or disclosure;

    (iii)        to the knowledge of the Company and the Parent, the Company has not infringed, misappropriated, or otherwise conflicted with, and the operation of the Company’s business as currently conducted, or as currently proposed to be conducted, will not infringe, misappropriate, or otherwise conflict with, any Intellectual Property of any third party; neither the Company nor the Parent is aware of any facts that indicate a likelihood of any of the foregoing, and neither the Company nor the Parent has received any notices regarding any of the foregoing;

    (iv)        the Company has entered into confidentiality agreements in substantially the form of schedule 3.13(b)(iv) with each employee and consultant who has access to confidential or proprietary information, and has taken all other action customary and appropriate for a company of its size and stage of development to maintain and protect all the Company Intellectual Property;

    (v)        the Company does not license any Intellectual Property from any third parties (other than commercially available off-the-shelf software); and

    (vi)        the Company has not agreed to indemnify any third party for or against any interference, infringement, misappropriation, or other conflict with respect to any Intellectual Property (other than indemnification agreements entered into in the ordinary course of business with respect to off-the-shelf software).

3.14 Employees. Since the date of the Current Balance Sheet, no key employee, and no group of employees as a group, has terminated, or, to the knowledge of the Company and the Parent, plans to terminate, employment with the Company. The Company is not bound by any collective bargaining agreement, nor has the Company experienced any strike, material grievance, material claim of unfair labor practice, or other collective bargaining dispute.  To the knowledge of the Company and the Parent, there is no organizational effort being made or threatened by or on behalf of any labor union with respect to the Company’s employees. The Company has not committed any unfair labor practice or violated any federal, state, or local law or regulation regulating employers or the terms and conditions of its employees’ employment.

3.15 Employee Benefits. Except for plans and programs referred to in schedule 3.15, the Company does not maintain and has never maintained any employee pension benefit plans (as defined in section 3(2) of ERISA), employee welfare benefit plans (as defined in section 3(1) of ERISA), or fringe benefit plans or programs. The Company does not have any liability under Title IV of ERISA.

3.16 Environment, Health and Safety. The Company and its predecessors have complied in all material respects with all environmental, health, and safety laws applicable to their business.

3.17 Transactions With Affiliates. Except as set forth in schedule 3.17, the Company is not a party to any agreement, arrangement, or understanding with the Parent or with any officer, director, or affiliate of the Company or the Parent. Except as set forth in schedule 3.17, the Company has never recognized any revenue arising out of any transaction with the Parent or with any officer, director, or affiliate of the Company or the Parent. Except as set forth in schedule 3.17, the Company does not use any assets owned by the Parent or any officer, director, or affiliate of the Company or the Parent, and neither the Parent nor any officer, director, or affiliate of the Company or the Parent has furnished any goods or services to the Company, except for administrative services.

3.18 Taxes. Except as set forth in schedule 3.18:

(a)     Each of the Company and the Parent has filed all Tax Returns it was required to file, and has paid all Taxes shown on those Tax Returns as owing.

(b)     Neither the Company nor the Parent (i) has been a member of an affiliated group filing a consolidated federal Tax Return (other than a group the parent of which was the Company or the Parent) or (ii) has any liability for the Taxes of any person or entity (other than itself (under Treasury Regulation §1.1502-6 or any similar provision of state, local, or foreign law)), as a transferee or successor, by contract, or otherwise.

(c)     Each of the Company and the Parent has withheld and paid all Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, stockholder, or other third party.

(d)     There is no dispute or claim concerning any Tax liability of the Company or the Parent either (i) claimed or raised by any authority in writing or (ii) as to which any of the directors or officers (and employees responsible for Tax matters) of the Company or the Parent has knowledge based upon personal contact with any agent of such authority.

3.19 Certain Fees. Other than fees and expenses due and payable pursuant to section 9.4 or referred to in schedule 2, no fees or commissions will be payable by the Company or the Parent to any broker, financial advisor, finder, investment banker, bank, or other person or entity with respect to the transactions contemplated by this agreement.

3.20 Solicitation Materials. Since September 30, 2004, neither the Company nor the Parent has (a) distributed any offering materials in connection with the offering and sale of any securities, other than the Offering Circular and the disclosure materials delivered to the Purchaser (the “Disclosure Materials”), or (b) solicited any offer to buy or sell any securities by means of any form of general solicitation or advertising. Schedule 3.20 includes a list of each purchaser of securities of the Parent since March 31, 2003, the amount of securities purchased by each, the price paid for such securities, and the date of each such transaction.

3.21 Insurance. Neither the Company nor the Parent is in default with respect to its obligations under any insurance policy maintained by it, and neither the Company nor the Parent has been denied insurance coverage. Schedule 3.21 is a complete and accurate list of all the Company’s and the Parent’s insurance policies, and accurately summarizes the risks insured against, and the amounts of coverage and deductibles, under each such policy.

3.22 Contracts and Commitments.

(a)     Other than the Transaction Agreements or as set forth in schedule 3.22, neither the Company nor the Parent is a party to or bound by any of the following agreements, whether such agreements are written or oral:

    (i)        contract for the employment of any officer, individual employee, or other person on a full-time or consulting basis or any severance agreements, other than at the will of the employer;

    (ii)        promissory note, agreement, or promise to pay, or indenture relating to the borrowing of money or to mortgaging, pledging, or otherwise placing a lien, security interest, or other charge or encumbrance on, any of its assets, other than Permitted Liens;

    (iii)        agreements with respect to the lending or investing of funds, other than agreements entered into in the ordinary course of business and consistent with past practice regarding cash management;

    (iv)        license or royalty agreements, other than off-the-shelf software and agreements with customers in the ordinary course of business and consistent with past practice;

    (v)        guaranty of indebtedness or liability of any other person or entity;

    (vi)        lease or agreement under which it is lessee of, or holds or operates, any property, real or persona, owned by any other party that involves annual payments of more than $5,000 ;

    (vii)        lease or agreement under which it is lessor of or permits any third party to hold or operate any property, real or personal, owned or controlled by it;

    (viii)        contract or group of related contracts with the same party for the purchase by it of supplies, products, or other personal property or for the furnishing or receipt of services that involves a sum in excess of $5,000;

    (ix)        contract that prohibits or purports to prohibit it or any of its affiliates from freely engaging in business anywhere in the world;

    (x)        contract relating to the distribution, marketing, or sale of its products or services, other than in the ordinary course of business and consistent with past practice;

    (xi)        warranty agreement with respect to products or services sold or licensed, other than in the ordinary course of business and consistent with past practice;

    (xii)        franchise agreement and license agreement, other than in the ordinary course of business and consistent with past practice;

    (xiii)        agreement, contract, or understanding, or series of related agreements, contracts, or understandings, pursuant to which it engages independent contractors and involves a sum in excess of $5,000;

    (xiv)        agreement to register securities under the Securities Act; or

    (xiv)        other agreement material to it, whether or not entered into in the ordinary course of business and consistent with past practice.

(b)     Except as set forth in schedule 3.22, neither the Company nor the Parent has breached, and does not have any knowledge of any material breach or anticipated material breach by any other party to, any agreement set forth in schedule 3.22.

(c)     The Purchaser has been provided with a true and correct copy of all written agreements referred to in schedule 3.22, together with all amendments, waivers, or other changes to those agreements. Schedule 3.22 contains an accurate and complete description of all material terms of all oral contracts and agreements referred to in that schedule.

4.     Representations and Warranties of the Purchaser. The Purchaser represents and warrants to the Company as follows:

4.1 Authorization and Enforceability. The Purchaser has taken all action necessary to permit it to execute, deliver, and perform the Transaction Agreements to be executed by it. The Transaction Agreements to which the Purchaser is a party, when duly executed and delivered by the Purchaser, will constitute a valid and binding obligation of the Purchaser, enforceable against the Purchaser in accordance with its terms, except to the extent limited by applicable bankruptcy, insolvency, reorganization, moratorium, and similar laws of general application related to the enforcement of creditor’s rights generally and general principles of equity.

4.2 Governmental Approvals. The Purchaser is not required to obtain any order, consent, approval, or authorization of, or to make any declaration or filing with, any Governmental Agency in connection with the execution and delivery of the Transaction Agreements or the consummation of the transactions contemplated by the Transaction Agreements, except for such order, consent, approval, authorization, declaration, or filing that has been or will be obtained or made.

4.3 Investment Intent of Purchaser. The Purchaser will be acquiring the Note, the Warrants, and any Common Shares issuable upon conversion of the Note, exercise of the Warrants, or pursuant to section 5.7 for its own account, with no present intention of selling or otherwise distributing any such securities in violation of the Securities Act.

4.4 Status of Securities. The Purchaser understands that the Note, the Warrants, and any Common Shares issuable upon conversion of the Note, exercise of the Warrants, or pursuant to section 5.7 have not been and will not be registered under the Securities Act or under any state securities laws and are being offered and sold in reliance upon federal and state exemptions for transactions not involving any public offering.

5. Covenants of the Company

5.1 Distribution. As promptly as practicable, but in no event later than June 30, 2006, the Parent shall distribute to its shareholders as a dividend all the Common Shares then outstanding (the “Distribution”).

5.2 Affirmative Covenants Prior to the Distribution. Prior to the consummation of the Distribution, each of the Company and the Parent shall:

(a)     maintain its books, accounts, and records in accordance with past custom and practice as used in the preparation of the Financial Statements, except to the extent permitted or required by United States generally accepted accounting principles;

(b)     keep all its properties of an insurable nature insured with reputable insurers against loss or damage to the extent that property of similar character is usually so insured by companies similarly situated and owning like properties;

(c)     comply with all material legal requirements and material contractual obligations applicable to its operations and business and pay all applicable Taxes as they become due and payable;

(d)     maintain all material Company Intellectual Property necessary to the conduct of its business and own or have a valid license to use all right, title, and interest in and to such material Company Intellectual Property;

(e)     comply with its certificate of incorporation and by-laws, as in effect from time to time; and

(f)     use its best efforts to obtain and maintain not less than $1,000,000 of insurance, with a reputable insurance company approved by the Purchaser, on the life of Don Gilbreath, with the Purchaser named as the sole beneficiary.

5.3 Negative Covenants Prior to the Distribution. Prior to the consummation of the Distribution, neither the Company nor the Parent shall:

(a)     amend its certificate of incorporation or bylaws, or, except for issuances of shares of common stock of the Parent upon conversion of the convertible debentures referred to in schedule 3.3, issue any equity or other securities;

(b)     create, incur, assume, or suffer to exist, or otherwise directly or indirectly guaranty or otherwise become liable for, indebtedness for borrowed money, or grant a security interest in any of its assets to secure any indebtedness, or make any expenditure (whether or not capitalized) that has not been provided for in the budget set forth in schedule 5.3(b);

(c)     directly or indirectly make any distributions upon, or repurchase or redeem, any equity or other securities;

(d)     acquire any interest in any other business (whether by a purchase of assets, purchase of securities, merger, or otherwise), enter into any joint venture, or make investments in any business, or create a subsidiary;

(e)     merge or consolidate with any entity;

(f)     sell, lease, assign, or otherwise transfer any of its assets or services, tangible or intangible (other than in the ordinary course of business and consistent with past practice);

(g)     enter into any agreement, or engage in any transaction, with any affiliate of the Company or the Parent, or employ or engage any affiliate of the Company (other than the employment of Don Gilbreath on the terms on which he currently is employed);

(h)     conduct any business other than (i) in the case of the Company, the business of developing and providing remote video control products, solutions, and services, and engaging in activities incidental to the foregoing (the “Business”), and (ii) in the case of the Parent, owning the Common Shares, and engaging in activities incidental to such ownership; or

(i)     commit to do any of the foregoing.

5.4 Affirmative Covenants After the Distribution. After the Distribution and as long as the Note is outstanding or the Purchaser, its members, and their affiliates and associates own beneficially 5% or more of the outstanding Common Shares, the Company shall, and, in the case of clauses (a), (c), (d), (e), and (f), shall cause each of its subsidiaries to:

(a)     maintain its books, accounts, and records in accordance with the 1934 Act and the rules under the Exchange Act;

(b)     have a board of directors (i) the composition of which is in accordance with the rules therefor applicable to companies listed on the NASDAQ National Market System (the “NMS”), and (ii) that maintains an audit committee and a compensation committee the composition of each of which is in accordance with the rules therefore applicable to companies listed on the NMS;

(c)     keep all its properties of an insurable nature insured with reputable insurers against loss or damage to the extent that property of similar character is usually so insured by companies similarly situated and owning like properties;

(d)     comply with all material legal requirements and material contractual obligations applicable to its operations and business and pay all applicable Taxes as they become due and payable;

(e)     maintain all material Company Intellectual Property necessary to the conduct of its business and own or have a valid license to use all right, title, and interest in and to such material Company Intellectual Property;

(f)     comply with its certificate of incorporation and by-laws, as in effect from time to time; and

(g)     as long as Don Gilbreath is an employee of the Company, use its best efforts to obtain and maintain not less than $1,000,000 of insurance, with a reputable insurance company approved by the Purchaser, on the life of Don Gilbreath, with the Purchaser named as the sole beneficiary as long as the Purchaser owns beneficially 15% or more of the outstanding Common Shares.

5.5 Negative Covenants After the Distribution. After the Distribution and as long as the Note is outstanding or the Purchaser, its members, and their affiliates and associates own beneficially 15% or more of the outstanding Common Shares, without the prior approval of (i) the audit committee of the Company’s board of directors and (ii) prior to the consummation of a Qualified Financing (as defined in section 9.1), the Purchaser, the Company shall not, and shall not permit any of its subsidiaries to:

(a)     amend the Company’s certificate of incorporation or bylaws;

(b)     issue any securities;

(c)     create, incur, assume, or suffer to exist, or otherwise directly or indirectly guaranty or otherwise become liable for, indebtedness for borrowed money;

(d)     grant a security interest in any of the Company’s or its subsidiaries’ assets to secure any indebtedness for borrowed money (other than purchase money security interests granted in the ordinary course of business and consistent with past practice), or make any expenditure (whether or not capitalized) that has not been included in a budget approved by (i) the audit committee of the Company’s board of directors and (ii) prior to the consummation of a Qualified Financing, the Purchaser;

(e)     directly or indirectly make any distributions upon, or repurchase or redeem, any shares of capital stock or other equity interests in the Company;

(f)     acquire any interest in any other business (whether by a purchase of assets, purchase of securities, merger, or otherwise), enter into any joint venture, or make investments in any business, or create a subsidiary;

(g)     merge or consolidate with any entity;

(h)     sell, lease, assign, or otherwise transfer any of its assets or services, tangible or intangible (other than in the ordinary course of business and consistent with past practice);

(i)     enter into any transaction with, or make any payment to, any officer, director, or affiliate of the Company (other than compensatory arrangements approved by the compensation committee of the Company’s board of directors);

(j)     conduct any business other than the Business; or

(k)     commit to do any of the foregoing.

5.6 Reservation of Common Shares. The Company shall at all times reserve and keep available out of its authorized but unissued Common Shares, solely for the purpose of issuance upon conversion of the Note, exercise of the Warrants, and issuances pursuant to section 5.7, such number of Common Shares as are issuable upon conversion of the Note, exercise of the Warrants, and pursuant to section 5.7. All Common Shares so issuable shall, when issued, be duly and validly issued, fully paid, and nonassessable and free from all Taxes, liens, security interests, and other charges and encumbrances, other than restrictions under applicable state and federal securities laws. The Company shall take all such actions as may be necessary to assure that all such Common Shares may be so issued without violation of any applicable law or governmental regulation.

5.7 Additional Issuance. If, at any time either Warrant is outstanding (before or during the period it is exercisable), the exercise price of either Warrant shall have been reduced pursuant to section 9 of either Warrant (but excluding sections 9(c) and 9(d)), the Company shall, immediately after such adjustment to the exercise price, issue to the Purchaser, for no additional consideration, a number of additional Common Shares calculated so that:

(a)	the sum of the number of Common Shares issued upon conversion of the Note and that are then beneficially owned by the Purchaser, its members, and their affiliates and associates, plus

(b)	the number of Common Shares required to be issued pursuant to this section 5.7, equals

(c)	the product of:

(i)	the number of Common Shares issued upon conversion of the Note and that are then beneficially owned by the Purchaser, its members, and their affiliates and associates, and

(ii)	a fraction determined by dividing (A) the exercise price of the respective Warrant on the date of the Closing, by (B) the exercise price immediately prior to the issuance pursuant to this section 5.7.

For purposes of determining the number of Common Shares issued upon conversion of the Note and that are beneficially owned at a particular time by the Purchaser, its members, or their affiliates or associates, if, from time to time, the Purchaser, its members, or their affiliates or associates sell or otherwise dispose of any Common Shares (whether or not issued upon conversion of the Note), they shall be deemed to have sold the Common Shares in the order in which they acquired them.

5.8 Information Rights and Annual Audit.

(a)     As long as the Note is outstanding or the Purchaser, its members, and their affiliates and associates own beneficially 5% or more of the outstanding Common Shares, the Purchaser shall be entitled to (i) receive, within 90 days of the Company’s financial year end, audited annual financial statements (audited by a regionally recognized accounting firm reasonably acceptable to the Purchaser, or by a nationally recognized accounting firm), and receive within 45 days of the end of each fiscal quarter, unaudited quarterly financial statements, (ii) receive all information made available to shareholders of the Company at the same time such materials are distributed to the shareholders, (iii) meet on a quarterly basis with members of senior management, (iv) receive copies of management reports, and (v) have reasonable access to the Company’s outside auditors.

(b)     As long as the Note is outstanding or the Purchaser, its members, and their affiliates and associates own beneficially 15% or more of the outstanding Common Shares, (i) no later than 30 days prior to the beginning of each fiscal year, the Company shall furnish the Purchaser a preliminary annual budget and operating plan prepared on a monthly basis for the Company for such fiscal year (displaying anticipated statements of income and cash flows and balance sheets) and preliminarily approved by the audit committee of the Company’s board of directors, (ii) no later than 30 days after the beginning of each fiscal year, the Company shall furnish the Purchaser a definitive annual budget and operating plan prepared on a monthly basis for the Company for such fiscal year (displaying anticipated statements of income and cash flows and balance sheets) and approved by the audit committee of the Company’s board of directors, (iii) promptly after they are prepared, revisions of the Company’s definitive budget approved by the audit committee of the Company’s board of directors, and (iv) within 30 days after any monthly period in which there is a material adverse deviation from the annual budget, a certificate of the Company’s chief financial officer explaining the deviation and what actions the Company has taken and proposes to take with respect to the deviation. The Company shall notify the Purchaser at least 10 business days prior to making any expenditure not contemplated by the applicable annual budget (including the budget included in schedule 5.3(b)).

(c)Each of the financial statements referred to in sections 5.8(a) and 5.8(b) shall be prepared in accordance with generally accepted accounting principles consistently applied, as of the dates and for the periods stated therein, subject, in the case of the unaudited financial statements, to changes resulting from normal year-end adjustments, and shall be accompanied by a certificate of the Company (a “Section 5.8(c) Certificate”), executed by an executive officer of the Company, representing and warranting to the Purchaser that such financial statements comply with this section 5.8(c).

5.9 Preemptive Rights. The Company shall not issue any securities in any one offering or a series of related offerings, except in accordance with the following procedures:

(a)     The Company shall deliver to the Purchaser a written notice (an “Offer Notice”), which shall (i) state the Company’s intention to issue securities to one or more persons or entities, the amount and type of securities to be issued (the “Issuance Stock”), the purchase price therefor, and a summary of the other material terms of the proposed issuance, and (ii) offer the Purchaser the option to acquire all or any part of its Preemptive Percentage (as defined in section 9.1) of the Issuance Stock (the “Offer”). The Offer shall remain open and irrevocable for the periods set forth below (and, to the extent the Offer is accepted during such periods, until the consummation of the issuance contemplated by the Offer). The Purchaser shall have the right and option, for a period of 20 business days after delivery of the Offer Notice (the “Acceptance Period”), to accept all or any part of its Preemptive Percentage of the Issuance Stock at the purchase price and on the terms stated in the Offer Notice. Such acceptance shall be made by delivering a written notice (the “Acceptance Notice”) to the Company by the Purchaser within the Acceptance Period specifying the number of shares of the Issuance Stock the Purchaser will purchase (the “Accepted Shares”).

(b)     If effective acceptance shall not be received pursuant to section 5.9(a) with respect to the Issuance Stock offered for sale pursuant to the Offer Notice, the Company may issue all or any portion of such Issuance Stock so offered for sale and not so accepted, at the same price, and on terms not more favorable to the purchaser thereof than the terms stated in the Offer Notice, at any time within 120 days after the expiration of the Acceptance Period (the “Issuance Period”). In the event all the Issuance Stock is not so issued by the Company during the Issuance Period, the right of the Company to issue such unsold Issuance Stock shall expire and the obligations of the Company under this section 5.9 shall be reinstated and such securities shall not be offered unless first re-offered to the Purchaser in accordance with sections 5.9(a) and 5.9(b).

(c)     All issuances of Issuance Stock to the Purchaser subject to any Offer Notice shall be consummated on a business day specified by notice given by the Purchaser to the Company during the Acceptance Period, which shall be prior to the expiration of the Issuance Period, or at such other time and place as the Company and the Purchaser may agree. The delivery of certificates or other instruments evidencing such Issuance Stock shall be made by the Company on such date against payment of the purchase price for such Issuance Stock.

(d)     The requirements of section 5.9(a) shall not apply to any grant, issue or sale by the Company of securities issued in connection with any stock split or stock dividend, any employee stock option plan (other than one in which Don Gilbreath is entitled to participate), or pursuant to the Transaction Agreements.

5.10 Confidentiality, Non-Competition, Non-Solicitation, and Investment Opportunities of the Parent

(a)     The Parent shall, and shall cause its controlled affiliates to, hold in strict confidence and not to use for its or their own benefit or disclose to any person or entity, any confidential information, trade secrets, or any other secret or confidential matter relating to the operations, financial affairs, personnel, products, sales, business or other matters relating to the Company; provided, however, that the term “confidential information” does not include information that is or becomes generally available other than as a result of a breach of this section 5.10.

(b)     Prior to the tenth anniversary of this agreement, the Parent shall not, and shall not permit any of its controlled affiliates to, directly or indirectly, (i) engage in or (ii) own, manage, operate, finance, join, or control, or participate in the ownership, management, operation, finance, or control of, any business engaged in, or that proposes to engage in, the Business.

(c)     Prior to the tenth anniversary of this agreement, the Parent shall not, and shall not permit any of its controlled affiliates to, directly or indirectly, solicit for employment any management employee employed by the Company, other than any management employee that has been terminated by the Company prior to such solicitation.

(d)     Prior to the tenth anniversary of this agreement, the Parent shall from time to time notify the Company of all investments it intends to make in other companies, and shall use commercially reasonable efforts to furnish the Company all relevant information in its possession with respect to each such intended investment. Not later than 30 days after the Company receives any such notice and all the related information referred to in the preceding sentence, the Company may, but shall not be required to, notify the Parent that it wishes to consider making such investment, and, if it so notifies the Parent, the Parent shall refrain from taking any further action with respect to such investment until the earlier of 180 days after the Company so notifies the Parent and the date on which the Company notifies the Parent it no longer wishes to consider making such investment. The Company shall, as promptly as practicable, notify the Parent, if it determines that it no longer wishes to consider making such investment.

6.     Grant of Security Interest by the Company. As security for the performance by the Company of all its obligations to the Purchaser under the Note, the Company hereby grants to the Purchaser a continuing security interest in favor of the Purchaser in all present and future accounts receivable of the Company and all present and future Company Intellectual Property (and all proceeds of those accounts receivable and Company Intellectual Property) (collectively, the “Collateral”). The Company shall take such action and execute and deliver such documents from time to time as the Purchaser may reasonably request to evidence and perfect the Purchaser’s security interest, including, but not limited to, execution, delivery, and filing of financing statements. Upon the occurrence, and during the continuance, of an Event of Default (as defined in the Note), the Purchaser may proceed to enforce the security interest granted under this section 6 by all legal and equitable remedies available to it, and shall have all the rights of a secured party under the Uniform Commercial Code of the State of New York. Twenty days’ notice of any disposition of the Collateral shall be deemed reasonable. The Company hereby appoints the Purchaser as its agent and attorney-in-fact to execute any documents or take any other action in connection with the enforcement by the Purchaser of any remedy pursuant to this agreement.

7.     Guaranty by the Parent; Grant of Security Interest by the Parent

7.1 Guaranty. The Parent, for value received and to induce the Purchaser to enter into the Transaction Agreements, guarantees to the Purchaser the full and faithful payment and performance by the Company of each and every liability and obligation of the Company under the Transaction Agreements, including, without limitation, all liabilities and obligations under the Note. If the Company breaches any of its agreements in any of the Transaction Agreements, including any default in any obligation under the Note, the Purchaser may proceed directly against the Parent or the Company or against both in the same lawsuit without first proceeding against the Company.

7.2 Grant of Security Interest by the Parent. As security for the performance by the Parent of all its obligations to the Purchaser under this agreement, including section 7.1, the Parent hereby grants to the Purchaser a continuing security interest in favor of the Purchaser in all the outstanding Common Shares (and all proceeds of the Common Shares) (collectively, the “Collateral Shares”), which security interest shall terminate automatically upon the performance of all obligations under section 5.1. The Parent shall take such action and execute and deliver such documents from time to time as the Purchaser may reasonably request to evidence and perfect the Purchaser’s security interest, including, but not limited to, delivering the Collateral Shares to the Purchaser. If the Parent defaults in any of its obligations under section 7.1, the Purchaser may proceed to enforce the security interest granted under this section 7.2 by all legal and equitable remedies available to it, and shall have all the rights of a secured party under the Uniform Commercial Code of the State of New York. Twenty days’ notice of any disposition of the Collateral Shares shall be deemed reasonable. The Parent hereby appoints the Purchaser as its agent and attorney-in-fact to execute any documents or take any other action in connection with the enforcement by the Purchaser of any remedy pursuant to this section 7.2.

8. Survival and Indemnification

8.1 Survival. The representations and warranties of the parties shall survive the execution and delivery of this agreement and the consummation of the transactions contemplated by this agreement, regardless of any investigation made by the Purchaser or on its behalf.

8.2 Indemnification. The Company and the Parent shall jointly and severally indemnify and hold harmless the Purchaser, its members, and their affiliates, officers, directors, employees, and agents (including, without limitation, those retained in connection with the transactions contemplated by this agreement) (collectively, the “Indemnitees”) from and against all losses, liabilities, damages, and expenses (including attorneys’ fees and expenses) (the “Indemnified Liabilities”) as a result of, or arising out of, or relating to any breach of warranty or agreement, or misrepresentation, by the Company or the Parent under any Transaction Agreement. The Company and the Parent shall jointly and severally reimburse the Indemnitees for the Indemnified Liabilities as such Indemnified Liabilities are incurred. To the extent that the foregoing undertaking by the Company and the Parent may be unenforceable for any reason, the Company and the Parent shall make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities permissible under applicable law.

8.3 Notice and Defense of Claims. Any person or entity entitled to indemnification pursuant to this section 8 shall give notice to the Company and the Parent promptly after that person or entity has actual knowledge of any claim as to which indemnity may be sought, and shall permit the Company and the Parent to assume the defense of any such claim with counsel acceptable to the Purchaser; provided, that any such person or entity may participate in such defense at its expense, and, in the event neither the Company nor the Parent is financially capable of assuming the defense of the claim or fails promptly to assume the dense of the claim with counsel acceptable to the Purchaser, such person or entity may assume the defense of such claim. The Company and the Parent, in the defense of any such claim, shall not, except with the consent of any person or entity entitled to indemnification under this section 8, consent to entry of any judgment or entry into any settlement that does not include as an unconditional term the giving by the claimant or plaintiff to the Indemnitee of a release from all liability with respect to such claim. Each Indemnitee shall furnish such information regarding itself or the claim in question as the Company or the Parent may reasonably request in writing and as shall be reasonably required in connection with defense of such claim.

9. General

9.1 Definitions. For purposes of this agreement, the following terms have the indicated meanings: “Affiliate” of a person or entity means any other person or entity that directly, or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with that person or entity.

“Associate” of a person or entity has the meaning set forth in Rule 12b-2 under the 1934 Act.

“Beneficially own” has the same meaning as under Rule 13d-3 under the 1934 Act.

“ERISA” means the Employee Retirement Income Security Act of 1974.

“Governmental Agency” means any federal, state, local, foreign, or other governmental agency, instrumentality, commission, authority, board, or body.

“Intellectual Property” means all the following in any jurisdiction throughout the world: (a) patents, patent applications, and patent disclosures; (b) trademarks, service marks, trade dress, trade names, corporate names, logos, and slogans (and all translations, adaptations, derivations, and combinations of the foregoing) and Internet domain names, together with all goodwill associated with each of the foregoing; (c) copyrights and copyrightable works; (d) registrations and applications for any of the foregoing; (e) trade secrets, confidential information, know-how, and inventions; (f) computer software (including, but not limited to, source code, executable code, data, databases, and documentation); and (g) all other intellectual property.

“Permitted Liens” means (a) liens for Taxes not yet due and Taxes for which adequate provision is made in the Current Balance Sheet, (b) purchase money security interests in supplies and equipment, (c) statutory landlord liens and precautionary liens filed by lessors with respect to leased equipment, (d) encumbrances that are not substantial in amount, do not materially detract from the value of the property subject to the encumbrance, and do not materially impair the use of the property subject to the encumbrance or the operation of the Company’s and its subsidiaries’ business, and (e) liens imposed by law arising in the ordinary course of business, such as materialmen’s, mechanics’, warehousemen’s, and other similar, immaterial liens.

“Qualified Financing” means an equity financing in which (a) the pre-money valuation of the Company immediately before the financing exceeds an amount (the “Valuation Amount”) equal to the sum of (i) $4,000,000 plus (ii) the aggregate net proceeds of all financings prior to the Qualified Financing (including, for these purposes, the aggregate net proceeds from the conversion of the Note and the exercise of the Warrants), and (b) the Company receives more than $20,000,000 of cash proceeds (net of discounts and commissions attributable to such financing).

“Tax” means any federal, state, local, or foreign income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, windfall profits, environmental, customs duties, capital stock, franchise, profits, withholding, social security (or similar), unemployment, disability, real property, personal property, sales, use, transfer, registration, value added, alternative or add-on minimum, estimated, or other tax of any kind whatsoever, including any interest, penalty, or addition thereto, whether disputed or not.

“Tax Returns” means any return, declaration, report, claim for refund, or information return or statement relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof.

9.2 Successors and Assigns. This agreement shall inure to the benefit of the parties and their respective successors and assigns.

9.3 Notices. All notices, requests, consents, and other communications provided for in this agreement shall be in writing and shall be (a) delivered in person, (b) transmitted by telecopy, (c) sent by first-class, registered or certified mail, postage prepaid, or (d) sent by reputable overnight courier service, fees prepaid, to the recipient at the address or telecopy number set forth below, or such other address or telecopy number as may hereafter be designated in writing by such recipient. Notices shall be deemed given upon personal delivery, seven days following deposit in the mail as set forth above, upon acknowledgment by the receiving telecopier or one day following deposit with an overnight courier service.

        If to the Parent or the Company, to it at:

1140 McDermott Drive Suite 200 West Chester, Pennsylvania 19380 Facsimile:(610) 436-8079 Attention:Chief Executive Officer

        with a copy to:

Orsa & Company 1403 East 900 South Salt Lake City, Utah 84105 Attention:Ruairidh Campbell, Esq. Facsimile: (801) 582-9629

        If to the Purchaser, to it at:

c/o G.C. Andersen Partners, LLC 1330 Avenue of the Americas 36th Floor New York, NY 10019 Facsimile:(212) 842-1540 Attention: Mr. Paul Higbee

        with a copy to:

Edward W. Kerson, Esq. 80 University Place, Third Floor New York, NY 10003-4564 Facsimile:(212) 675-5794

9.4 Purchaser Fees and Expenses. Simultaneously with the Closing, the Company is paying G.C. Andersen Partners, LLC (“GCAP”) $50,000 as a closing fee. In addition, on the first business day of each calendar quarter after the date of this agreement, commencing July 1, 2005, the Company shall pay GCAP $10,000. Further, the Company shall indemnify and hold the Purchaser harmless from and against:

(a)     the fees and expenses arising in connection with the negotiation and execution of the Transaction Agreements and the consummation of the transactions contemplated by the Transaction Agreements, $40,000 of which are being paid to the Purchaser’s counsel simultaneously with the execution and delivery of this agreement, and the balance of which shall be payable from time to time promptly upon presentation of invoices; and

    (b)        the reasonable fees and expenses incurred following the date of this agreement with respect to any amendments or waivers (whether or not the same become effective) under or in respect of the Transaction Agreements (including in connection with any proposed merger, sale, or recapitalization of the Company).

9.5 Amendment and Waiver. No amendment of any provision of this agreement shall be effective, unless it is in writing and signed by the party to be charged. Any failure of a party to comply with any provision of this agreement may only be waived in writing by the other parties. No such waiver shall operate as a waiver of, or estoppel with respect to, any subsequent or other failure. No failure by any party to take any action against any breach of this agreement or default by the other parties shall constitute a waiver of that party’s right to enforce any provision of this agreement or to take any such action.

9.6 Counterparts. This agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one agreement.

9.7 Headings. The headings of the various sections of this agreement and the headings inserted in the schedules to this agreement have been inserted for reference only and shall not be deemed to be a part of this agreement or any such schedule, and shall not affect the meaning of this agreement or any such schedule.

9.8 Specific Performance. The parties acknowledge that money damages would not be a sufficient remedy for any breach of this agreement. Accordingly, the parties agree that they shall be entitled to specific performance and injunctive relief as remedies for any such breach, these remedies being in addition to any other remedies to which they may be entitled at law or equity.

9.9 Governing Law. This agreement shall be governed by and construed in accordance with the law of the state of New York applicable to agreements made and to be performed wholly in New York.

9.10 No Third Party Beneficiaries. Nothing in this agreement is intended or shall be construed to confer upon any person or entity other than the parties to this agreement and their successors or assigns any rights or remedies under or by reason of this agreement.

9.11 Severability. If any provision of this agreement is held by a court of competent jurisdiction to be invalid, void, or unenforceable, the remainder of the agreement shall remain in full force and effect and shall not be affected, impaired, or invalidated.

9.12 Entire Agreement. This agreement and the other Transaction Agreements constitute the entire agreement among the parties with respect to their subject matter and supersede all prior arrangements or understandings among them.

COMCAM INTERNATIONAL, INC. By:

 /s/ Don Gilbreath Name:

Don Gilbreath Title: President and Chief Executive Officer COMCAM, INC.

By: /s/ Don Gilbreath Name:

Don Gilbreath Title: President and Chief Executive Officer ACC INVESTORS, LLC

By: G.C. Andersen Partners, LLC Its: Class 1 Member

By: /s/ Paul Higbee Name: Paul Higbee Title: